Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Quynh McGuire, Vice President, Investor Relations
412 227 2049
McGuireQT@koppers.com

Koppers Secures New $800 Million Credit Facility

Provides Additional Financial Flexibility to Support Ongoing Growth Strategy

and Sustainability Initiatives

PITTSBURGH, June 21, 2022 – Koppers Inc., a wholly-owned subsidiary of Koppers Holdings Inc. (NYSE: KOP) (“Holdings”), today announced that the company has entered into a Credit Agreement (“Agreement”) with Holdings, certain lenders and letter of credit issuers for an $800 million revolving credit facility, a $50 million swingline facility and one or more incremental revolving or term loan facilities. PNC Bank will serve as the revolving administrative agent, collateral agent and swingline loan lender, and Wells Fargo Bank will serve as term administrative agent.

The Agreement replaces a prior agreement for a $600 million senior secured revolving credit facility and a $100 million senior secured term loan facility. The Agreement provides lower pricing tiers and additional financial flexibility to support the company’s ongoing growth strategy as well as sustainability initiatives. The Agreement also permits the company, in consultation with the co-sustainability agents, PNC Capital Markets and BofA Securities, to amend the Agreement for the purpose of incorporating either key performance indicators (KPIs) with respect to certain environmental, social and governance (ESG) targets or external ESG ratings targets. Certain pricing adjustments may be made under the Agreement based on the company’s performance against the KPIs or upon achieving the external ESG targets.

Commenting on the Agreement, Koppers Chief Financial Officer Jimmi Sue Smith said, “Koppers consistently maintains a strong balance sheet and credit profile, and our disciplined track record helps to ensure that we have the financial flexibility to support the company’s continued expansion. We are pleased to have entered into this Agreement, which further positions us to create long-term value for our shareholders.”

Ms. Smith continued, “This Agreement also reflects our broader commitment to sustainability and marks a natural evolution towards integrating applicable ESG goals into our liquidity framework. At Koppers, our approach to sustainability is rooted in our relentless efforts to do things the right way for all our stakeholders, and we will keep innovating on their behalf and with safety and sustainability at the core of our culture.”

The Agreement will mature on June 17, 2027, subject to a springing maturity provision, contains customary covenants for credit facilities of this type and is secured by a lien on substantially all of the company’s assets. Additional information regarding the Agreement is available in the Form 8-K filed with the Securities and Exchange Commission on June 21, 2022.

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About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds. Our products and services are used in a variety of niche applications in a diverse range of end markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries. We serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, and Europe. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.”

For more information, visit: www.koppers.com. Inquiries from the media should be directed to Ms. Jessica Franklin at FranklinJM@koppers.com or 412-227-2025. Inquiries from the investment community should be directed to Ms. Quynh McGuire at McGuireQT@koppers.com or 412-227-2049.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.

All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding future dividends, expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.

Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; existing and future adverse effects as a result of the coronavirus (COVID-19) pandemic; disruption in the U.S. and global financial markets; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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